UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 30, 2020

Franchise Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2020, Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company (“Lead Borrower”) and an indirect subsidiary of Franchise Group, Inc. (the “Company”), Franchise Group New Holdco, LLC (“Global Parent”) and various subsidiaries of Global Parent (together with Lead Borrower and Global Parent, the “Loan Parties”) entered into a Limited Waiver and Amendment Number Two to ABL Credit Agreement (the “ABL Second Amendment”) with various lenders party thereto (the “ABL Lenders”) and GACP Finance Co., LLC, as administrative agent and collateral agent (“ABL Agent”), which amends that certain ABL Credit Agreement dated as of February 14, 2020 by and among the Loan Parties, various lenders from time to time party thereto and the ABL Agent (as amended prior to the ABL Second Amendment, the “Existing ABL Credit Agreement”).

The ABL Second Amendment amended the Existing ABL Credit Agreement to (i) extend the maturity date of the term loan provided pursuant to the Existing ABL Credit Agreement to September 30, 2020, (ii) increase the interest rate margin to 7.50% for loans bearing interest based on LIBOR and 6.50% for loans bearing interest based on an alternate base rate, and (iii) make certain other modifications and grant certain waivers with respect to the Existing ABL Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on March 12, 2020, the Company announced that Franchise Group Newco R, LLC (“Newco R”), an indirect subsidiary of the Company, and Revolution Financial, Inc. and its subsidiaries (collectively, “Revolution”) had agreed to extend the “End Date” (as defined in the asset purchase agreement entered into between the parties on December 16, 2019 (the “Asset Purchase Agreement”)) from March 16, 2020 to April 30, 2020, pursuant to an amendment to the Asset Purchase Agreement for the acquisition of Revolution’s consumer lending business. On March 31, 2020, the Company and Revolution mutually agreed to terminate the Asset Purchase Agreement, effective immediately, pursuant to a mutual termination agreement entered into between the parties (the “Mutual Termination Agreement”).

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Mutual Termination Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2020, the Company received an anticipated notice (the “Notice”) from the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of its failure to timely file its Transition Report on Form 10-K/T for the transition period ended December 28, 2019 (the “Transition Report”), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

In the Notice, Nasdaq indicated that the Company has 60 calendar days from the date of the Notice (or until May 29, 2020) to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If such a plan is timely submitted by the Company, the Nasdaq staff may grant the Company up to 180 calendar days from the due date of the Transition Report, or until September 23, 2020, to regain compliance.

On March 12, 2020, the Company filed a Form 12b-25 (the “Form 12b-25”) with the SEC disclosing that it was unable to file the Transition Report within the original prescribed time period without unreasonable effort or expense due to a change in the Company’s fiscal year-end and the complexities associated with incorporating two significant acquisitions that closed during the latter portion of the transition period ended December 28, 2019.  Subsequent to the filing of the Form 12b-25, the Company experienced increased challenges associated with the COVID-19 outbreak further complicating the completion of the Transition Report.  For example, the Company’s segments, Buddy’s, Sears Outlet (now combined and rebranded with the Company’s subsidiary, American Freight Group, Inc.), Liberty Tax and Vitamin Shoppe are headquartered in four cities: Orlando, Florida, Hoffman Estates, Illinois, Virginia Beach, Virginia and Secaucus, New Jersey, each of which are subject to statewide stay-at-home orders.  In addition, as a result of a COVID-19 exposure in its Hoffman Estates location, the Company’s Sears Outlet segment’s headquarters was closed for a short period of time which resulted in unanticipated delays in the completion of field work associated with the audit of the Company’s financial statements.  In addition, the Company had curtailed its normal operations practices pursuant to state orders, public health orders and guidelines issued by local authorities which resulted in travel restrictions and most of its staff working remotely, including accounting staff working on the audit.  After consultation with the Staff of the SEC, it was determined that the relief provided by SEC Release No. 34-88318, which grants an exemption to certain companies that are unable to meeting filing deadlines due to circumstances related to COVID-19 (the “Order”), was not available to the Company because the Company failed to meet one of the conditions of the Order due to the fact that the effects of COVID-19 on the completion of the Transition Report had not yet become apparent to the Company at the time of the deadline required by the Order.

At this juncture, the Company is unable to predict how future developments associated with the COVID-19 outbreak may affect the Company’s completion of its audit and the filing of Transition Report. As the Company prioritizes the health and safety of its employees, franchisees, customers and communities, it continues to work diligently to complete its delayed filing with the SEC and to regain compliance with the Rule as soon as possible.

The Company issued a press release on April 3, 2020 disclosing, among other things, receipt of the Notice, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Member Reduction from Nine to Seven Members

As part of a planned reorganization of the Company’s Board of Directors (the “Board”), on March 31, 2020, the Company reduced the size of the Board from nine directors to seven. In connection with the reorganization, Kenneth M. Young and Bryant R. Riley voluntarily resigned from the Board, effective immediately. Also, in connection with the reorganization, Matthew Avril was appointed as Chairman of the Board. The Board members now consist of Mr. Avril, Patrick Cozza, Thomas Herskovits, Brian R. Kahn, Andrew M. Laurence, Lawrence Miller and G. William, Minner, Jr.

Reduction in Base Salary of Executive Officers

On March 30, 2020, the Company announced that in response to the COVID-19 outbreak, the base salary for its Chief Executive Officer, Brian R. Kahn, will be temporarily reduced by 50%. Additionally, the base salary for the other Company executive officers, including its Chief Financial Officer, and its other executive officers, will be temporarily reduced by 30% to 40% of their base salaries.  Further, all of the Company’s executive officers have agreed that any amounts relinquished pursuant to the reduction will not trigger “Good Reason Termination” (as defined in their respective employment agreements with the Company (collectively “Employment Agreements”)) and will not entitle any of them to receive termination benefits contemplated in such Employment Agreements at this time. These reductions in base salaries became effective as of April 1, 2020.

Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits

2.1	Mutual Termination Agreement dated as of March 31, 2020 by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers.

99.1	Press Release dated April 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: April 3, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer